Exhibit 5.1

A&L Goodbody LLP	Dublin Belfast London New York San Francisco Palo Alto
International Financial Services Centre
25-28 North Wall Quay, Dublin 1
D01 H104
T: +353 1 649 2000
DX: 29 Dublin | www.algoodbody.com

Date	27 October 2021

Our ref	01427724

Your ref

Osmotica Pharmaceuticals plc

25-28 North Wall Quay

Dublin 1

Ireland

Re:          Osmotica Pharmaceuticals plc (the Company)

Dear Sirs

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 607944), in connection with the filing of a registration statement (the Registration Statement) on Form S-3 with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act), with respect to the resale or other disposition from time to time of up to 6,148,832 ordinary shares, nominal value of $0.01 per share, in the capital of the Company (the Shares) by Athyrium Opportunities IV Acquisition 2 LP (including it assignees or transferees) (the Selling Shareholder), previously issued under a Share Subscription Agreement (the Agreement) dated 1 October 2021, by and among the Company and the Selling Shareholder.

1	In connection with this Opinion, we have examined and relied upon copies of:

1.1	the Registration Statement;

1.2	the Agreement; and

1.3	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches, as of the date hereof, in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures (electronic or otherwise), that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

CE Gill • JG Grennan • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • S O’Riordan • MP McKenna • KA Feeney • M Sherlock • E MacNeill • KP Allen • EA Roberts C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S Ó Croinin • JW Yarr • DR Baxter • A McCarthy • JF Whelan • JB Somerville • MF Barr AM Curran • A Roberts • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien L Mulleady • K Ryan • E Hurley • G Stanley • D Dagostino • R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • J Dallas • SM Lynch M McElhinney • C Owens • AD Ion • K O'Connor • JH Milne • T Casey • M Doyle • CJ Comerford • R Marron • D Berkery • K O'Shaughnessy • S O'Connor • SE Murphy D Nangle • L Butler • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • LM Byrne • N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan • R O'Driscoll B O'Malley • C Bollard

Consultants: Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan • PM Law • C Duffy

2	We have further assumed:

2.1	that the constitution of the Company which became effective on 17 October 2018 (the Constitution), and as is available in the Irish Companies Registration Office (the CRO), is correct and up to date;

2.2	that the Shares to be sold under the Registration Statement were previously allotted and issued in consideration of the receipt by the Company prior to the issuance of such Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issuance;

2.3	that, at the time of the issuance of the Shares, the Company had sufficient authorised but unissued share capital to issue the Shares, and the Company did not prior to, or by virtue of, such issuance, exceed the maximum number of Shares permitted to be issued pursuant to the Constitution and the Companies Act 2014 (as amended) (the Companies Act);

2.4	that none of the resolutions and authorities of the Company's board of directors (the Board), any committee of the Board and/or shareholders of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Shares were issued in accordance with such resolutions and authorities;

2.5	that the sale of the Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act 1997, Takeover Rules 2013, and all applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

2.6	that the Shares were issued and will be sold in compliance with all applicable laws (other than Irish law), including applicable U.S. federal and state securities law;

2.7	that, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Shares are sold, the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

2.8	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

2.9	that no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to any sale of the Shares are or will be required to be obtained, that the Shares will conform with the descriptions and restrictions contained in the Registration Statement, subject to such changes as may be required in order to comply with any requirement of Irish law, that the selling restrictions contained therein have been and will be at all times observed and that the Shares will comply with the terms of any agreements relating to the Shares;

2.10	that the Registration Statement and/or the Agreement do not constitute (and are not intended/required to constitute) a prospectus within the meaning of Part 23 of the Irish Companies Act 2014 and to the extent that any offer of Shares is being made to investors in any member state of the European Union, the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to the European Union (Prospectus) Regulations 2019, does not arise; and

2.11	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company has issued the Shares in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the sale of any Shares; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the sale of any Shares; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the sale of any Shares; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the sale of any Shares.

3	Subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion:

3.1	the Company is a company duly incorporated under the laws of Ireland and validly existing under the laws of Ireland;

3.2	the Shares have been validly issued and are fully paid and will not be subject to calls for any additional payments (non-assessable).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Registration Statement filed with the SEC on 27 October 2021 in accordance with the requirements of Item 601(b)(5) of Regulation S-K and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

A&L Goodbody LLP

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